Exhibit 99.1

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION REPORTS THIRD
QUARTER FISCAL 2009 FINANCIAL RESULTS

— Significantly Narrowed Net Loss Compared to Second Quarter Fiscal 2009 —

— Maintained Strong Working Capital Position —

— Operating Costs Reduced by 28.5% and 19.4% Compared to 1st & 2nd Quarter Fiscal 2009 —

MINNEAPOLIS, Minn. (July 9, 2009) — Northern Technologies International Corporation (NASDAQ: NTIC) today reported financial results and business highlights for its third quarter of fiscal 2009.

NTIC’s operating results for its third quarter of fiscal 2009 were adversely affected by the continued worldwide economic recession, but also showed significant improvement in comparison to its second quarter of fiscal 2009. NTIC incurred a pre-tax net loss of $594,680 during the three months ended May 31, 2009 compared to a pre-tax net loss of $1,967,691 for the three months ended February 28, 2009.

NTIC’s business is still strongly affected by the significant downturn in the global automobile industry, which has historically been one of the primary markets for NTIC’s ZERUST® rust and corrosion inhibiting products.  However, in its third quarter of fiscal 2009, NTIC realized the benefit of cost reduction measures instituted during its second quarter of fiscal 2009, which allowed a 28.5% and 19.4% reduction in overall operating expenses and joint venture support expenses compared to first and second quarters of fiscal 2009, respectively.

“The slower than anticipated recovery of the global automotive industry continues to negatively impact a significant portion of our business. At the same time, our target market focus shift to corrosion solutions for oil and gas infrastructure is gaining significant traction, which is promising, although because of the lengthy sales cycle in that business, we do not expect significant revenues from that business until fiscal 2010. Sales of our Natur-Tec™ products remained weak during third quarter, however, we continued to make progress with our Natur-Tec™ bio-plastic initiative as evidenced by new sales channels on the West Coast and a recent grant from the National Science Foundation,” said G. Patrick Lynch, NTIC President and Chief Executive Officer.

Financial Results

NTIC’s North American consolidated net sales decreased 48.8% and 29.8% during the three and nine months ended May 31, 2009, respectively, compared to the three and nine months ended May 31, 2008 primarily as a result of decreased demand for NTIC’s ZERUST® products and the elimination of the React Inc. sales.  Sales of NTIC’s Natur-Tec™ products offset decreased demand for NTIC’s ZERUST® products during the nine month period comparison to some extent.

Cost of goods sold as a percentage of net sales decreased to 59.5% in the three months ended May 31, 2009 as compared to 63.0% for the three months ended May 31, 2008 primarily as a result of the decrease in Natur-Tec™ products sales as a percentage of total sales during the three months ended May 31, 2009 compared to the three months ended May 31, 2008, which sales are sold at lower margins than NTIC’s ZERUST® products.

During second quarter of fiscal 2009, NTIC implemented several cost reduction measures.  NTIC reduced the base salaries of its executive and other officers by approximately 15% on average, by 10% for all other employees and suspended NTIC’s matching of 401(k) contributions.  NTIC also implemented a hiring freeze and laid off 16% of its work force.  Furthermore, significant cost concessions were requested and obtained from all of NTIC’s major vendors and service providers.  NTIC enacted other expense control measures across all of its departments with the objective to conserve cash and reduce expenses while protecting the essential sales and marketing efforts of each business.  For the three months ended May 31, 2009, NTIC realized an approximate 28.5% and 19.4% reduction in its total overall operating expense and expenses incurred in support of corporate joint ventures and new technologies as a result of these cost cutting measures compared to the three months ended November 30, 2008 and February 28, 2009, respectively.  NTIC may consider additional cost reduction measures during fourth quarter of fiscal 2009 or first quarter of fiscal 2010, if its net sales do not improve in the near future.

Total net sales of all of NTIC’s joint ventures decreased 54.1% and 41.6% during the three and nine months ended May 31, 2009, respectively, compared to the three and nine months ended May 31, 2008 primarily as a result of decreased demand for ZERUST® products due to the global economic slowdown and, to a lesser extent, fluctuations in the foreign currency exchange rate of the U.S. dollar compared to other currencies in which NTIC’s joint ventures conduct business.

NTIC spent $2,222,575 in the nine months ended May 31, 2009 compared to $1,847,547 in the nine months ended May 31, 2008 in connection with its research and development activities.  NTIC anticipates that it will spend between $2,800,000 and $3,000,000 in total during fiscal 2009 on research and development activities related to its new technologies.  These expenses are accounted for in the “Expenses incurred in support of corporate joint ventures” section of NTIC’s consolidated statements of operations.

NTIC incurred a net loss of ($638,679), or ($0.17) per diluted common share, during the three months ended May 31, 2009 compared to net income of $788,148 or $0.21 per diluted common share, for the three months ended May 31, 2008.  NTIC incurred a net loss of ($2,139,484), or ($0.57) per diluted common share, during the nine months ended May 31, 2009 compared to net income of $2,106,034 or $0.56 per diluted common share, for the nine months ended May 31, 2008.

NTIC’s working capital was $4,915,140 at May 31, 2009, including $141,639 in cash and cash equivalents.  As of May 31, 2009, NTIC had $963,000 of borrowings under its $2,300,000 demand line of credit.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES - CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

THREE AND NINE MONTHS ENDED MAY 31, 2009 AND 2008

	Three Months Ended		Nine Months Ended
	May 31, 2009	May 31, 2008	May 31, 2009	May 31, 2008
NORTH AMERICAN OPERATIONS:
Sales	$1,673,634	$3,269,721	$6,678,748	$9,518,162
Cost of goods sold	995,672	2,059,855	4,444,075	5,763,500
Gross profit	677,962	1,209,866	2,234,673	3,754.662

Operating expenses:
Selling	577,736	799,949	1,924,102	2,413,895
General and administrative	599,012	702,592	2,184,974	2,545,414
Lab and technical support	13,823	32,631	51,285	143,375
Loss on impairment	—	—	554,000	—
	1,190,571	1,535,172	4,714,361	5,102,684

NORTH AMERICAN OPERATING LOSS	(512,609)	(325,306)	(2,479,688)	(1,348,022)

CORPORATE JOINT VENTURES AND HOLDING COMPANIES:
Equity in income of industrial chemical corporate joint ventures and holding companies	(14,824)	1,155,282	663,734	3,109,093
Equity in loss of industrial non-chemical corporate joint ventures and holding companies	7,986	(16,142)	(12,834)	(102,097)
Gain on sale of industrial chemical corporate joint venture	—	—	—	172,767
Fees for technical support and other services provided to corporate joint ventures	821,810	1,517,428	2,760,379	4,537,855
Expenses incurred in support of corporate joint ventures and new technologies	(880,168)	(1,412,582)	(3,375,230)	(3,837,266)

(LOSS) INCOME FROM ALL CORPORATE JOINT VENTURES AND HOLDING COMPANIES	(65,196)	1,243,986	36,049	3,880,352

INTEREST INCOME	6,509	22,277	7,828	23,196
INTEREST EXPENSE	(27,933)	(21,757)	(102,271)	(93,872)
OTHER INCOME	4,550	6,825	18,200	21,582
GAIN ON SALE OF ASSETS	—	—	—	5,529
MINORITY INTEREST	—	10,123	3,398	32,269

(LOSS) INCOME BEFORE INCOME TAX EXPENSE	(594,679)	936,148	(2,516,484)	2,521,034

INCOME TAX EXPENSE (BENEFIT)	44,000	148,000	(377,000)	415,000

NET (LOSS) INCOME	$(638,679)	$788,148	$(2,139,484)	$2,106,034

NET (LOSS) INCOME PER COMMON SHARE:
Basic	$(0.17)	$0.21	$(0.57)	$0.57
Diluted	$(0.17)	$0.21	$(0.57)	$0.56

WEIGHTED AVERAGE COMMON SHARES ASSUMED OUTSTANDING:
Basic	3,754,596	3,723,166	3,746,977	3,704,673
Diluted	3,754,596	3,758,646	3,746,977	3,741,558

Composite financial information from the audited and unaudited financial statements of NTIC’s joint ventures carried on the equity basis is summarized as follows:

	May 31, 2009	August 31, 2008
Current assets	$40,614,800	$51,847,643
Total assets	48,282,708	58,958,102
Current liabilities	12,173,751	20,424,810
Noncurrent liabilities	5,300,670	4,756,650
Joint ventures’ equity	30,808,287	33,776,642
Northern Technologies International Corporation’s share of corporate joint ventures’ equity	$14,459,365	$16,016,347

	Three Months Ended		Nine Months Ended
	May 31, 2009	May 31, 2008	May 31, 2009	May 31, 2008
Net sales	$14,151,960	$30,802,632	$46,628,644	$79,893,753
Gross profit	6,545,492	13,840,622	21,551,740	36,383,556
Net income	(55,923)	2,174,841	1,009,691	5,434,476
NTIC’s share of equity in income of corporate joint ventures	$(6,838)	$1,139,140	$650,900	$3,006,996

The following table sets forth NTIC’s net sales for the three and nine months ended May 31, 2009 and 2008 by segment:

	Three Months Ended		Nine Months Ended
	May 31, 2009	May 31, 2008	May 31, 2009	May 31, 2008
ZERUST® sales	$1,646,715	$3,161,206	$6,159,096	$9,021,496
Natur-Tec™ sales	14,029	102,290	499,037	204,998
React-NTI sales	12,890	6,225	20,615	43,508
React Inc. sales	—	—	—	248,160
Total North American net sales	$1,673,634	$3,269,721	$6,678,748	$9,518,162

About Northern Technologies International Corporation
Northern Technologies International Corporation develops and markets proprietary environmentally beneficial products and technical services either directly or via a network of joint ventures and independent distributors in over 50 countries.  NTIC’s primary business is corrosion prevention. NTIC has been selling its proprietary ZERUST® and EXCOR® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets, for over 25 years. NTIC also offers worldwide on-site technical consulting for rust and corrosion issues.  NTIC’s technical service consultants work directly with the end users of NTIC’s products to analyze their specific needs and develop systems to meet their technical requirements. In addition, in fiscal 2008 NTIC launched a new product line of compounds and finished products based on a portfolio of proprietary bio-plastic technologies under the Natur- Tec™ brand.  NTIC also is in the advanced stages of commercially launching plastic waste to fuel conversion technology and is in various stages of development with respect to several other emerging businesses.

Forward-Looking Statements
Statements contained in this press release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the future market demand for and sales of NTIC’s ZERUST® and Natur-Tec™ (biodegradable plastics) products, the success of NTIC’s other emerging new businesses, including its process technology that converts plastic waste into fuel and the application of its corrosion inhibiting technology into the oil and gas industry, the effect of NTIC’s recent cost control measures  and such other statements which can be identified by words such as “expect,” “anticipate,” “estimate,” “will,” “would,” or words of similar meaning and any other statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied.  Such potential risks and uncertainties include, but are not limited to, in no particular order: NTIC’s dependence on the success of its joint ventures and technical fees and dividend distributions that NTIC receives from them; NTIC’s relationships with its joint ventures and its ability to maintain those relationships; risks associated with NTIC’s international operations; exposure to fluctuations in foreign currency exchange rates; the current financial crises affecting the U.S. and worldwide banking system and financial markets; contraction of the U.S. and worldwide economies, including in particular the U.S. automotive industry; the level of growth in NTIC’s markets; NTIC’s investments in research and development efforts; acceptance of existing and new products; increased competition; the success of NTIC’s emerging new businesses; the costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, including rules relating to environmental, health and safety matters, NTIC’s reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others and current and potential litigation. More detailed information on these and additional factors which could affect NTIC’s operating and financial results is described in the company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.